                                                                   EXHIBIT 3(c)


Microfilm Number____________  Filed with the Department of State on __________

Entity Number_______________        __________________________________________
                                            Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 91)

    In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The NAME of the corporation is: Rhone-Poulenc Rorer Inc.
                                    --------------------------------------------

    ----------------------------------------------------------------------------

2. The (a) ADDRESS of this corporation's current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a)  500 Virginia Drive    Fort Washington     PA   19034   Montgomery
         -----------------------------------------------------------------------
         Number and Street         City           State  Zip     County

    (b) c/o: ___________________________________________________________________
             Name of Commercial Registered Office Provider          County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The STATUTE by or under which it was incorporated is: Act of May 5, 1933,
                                                         -----------------------
    P.L. 364, as amended
    ----------------------------------------------------------------------------
4.  The DATE of its incorporation is: July 1, 1968
                                     -------------------------------------------
5.  (CHECK, and if appropriate complete, one of the following):

    [X] The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

    [ ]      The amendment shall be effective on: _________________________
                                                            Date
             at ___________________
                     Hour

 6. (CHECK one of the following):

    [ ] The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

    [X] The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Section 1914(c).

 7. (CHECK, and if appropriate complete, one of the following):

    [X] The amendment adopted by the corporation, set forth in full, is as follows: RESOLVED, that the Articles of Incorporation of the Company be and they are hereby amended by adding to Article FIFTH, DIVISION ONE a new Part C to read in full as set forth in Exhibit A attached hereto and made a part hereof.

    [ ] The amendment adopted by the corporation is set forth in full in Exhibit A and attached hereto and made a part hereof.

  DSCB:15-1915(Rev 91)-2

  8. (CHECK if the amendment restates the Articles):

     [ ] The restated Articles of Incorporation supercede the original Articles and all amendments thereto.

          IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 16th day of July, 1993.
- ----        ----   --
                                        RHONE-POULENC RORER INC.
                                        _______________________________________

                                               (Name of Corporation)___________


                                        BY: /s/ John B. Bartlett
                                           ____________________________________

                                                John B. Bartlett

                                        TITLE: Senior Vice President
                                               ________________________________
                                               General Counsel and Secretary

                                                                     Exhibit A


        Part C - Designation and Statement of
        the Voting Rights, Preferences,
        Limitations and Special Rights of the
        Flexible Money Market Preferred Stock,
        Series 1 through 3.

        1.  Designation; Amount and Series.  The three Series of Preferred
            ------------------------------
Shares authorized in this Part C are 1,750 shares designated as "Flexible Money Market Preferred Stock" (referred to as the "Flex MMP") issuable in the
                                             --------
following Series: 750 shares designated "Flexible Money Market Preferred Stock, Series 1" (the "Series 1 Flex MMP"), 500 shares designated "Flexible Money
                -----------------
Market Preferred Stock, Series 2" (the "Series 2 Flex MMP") and 500 shares
                                        -----------------
designated "Flexible Money Market Preferred Stock, Series 3" (the "Series 3 Flex
                                                                   -------------
MMP").  Each share of each separate Series of Flex MMP shall be identical and
- ---
equal in all respects to every other share of such Series, and the shares of all of the Series shall, except as expressly provided in this Part C be identical and equal in all respects. The shares of Flex MMP shall be represented by Depositary Shares (as defined below), each such Depositary Share representing one-one thousandth (1/1000) of a share of Flex MMP.

        2.  Definitions.  Any references to Sections or subsections that are
            -----------
made in this Part C shall be to Sections or subsections contained in this Part
C. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings when used in this Part C, whether used in the singular or plural:

        "Act" means the Securities Act of 1933, as amended.
         ---

        "Additional Directors" has the meaning specified in Section 5(b) below.
         --------------------

        "Affiliate" means any Person controlled by, in control of, or under
         ---------
common control with, the Corporation.

        "Agent Member" has the meaning set forth in Section 9(a)(i) below.
         ------------

        "Applicable 'AA' Composite Commercial Paper Rate" means, on any date, in
         -----------------------------------------------
the case of any Standard Dividend Period or Short Dividend Period of (1) 49 days or more but less than 70 days, the interest equivalent of the 60-day rate, (2) 70 days or more but less than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (3) 85 days or more but less than 120 days, the interest equivalent of the 90-day rate, (4) 120 days or more but less than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, (5) 148 days or more but less than 184 days, the interest equivalent of the 180-day rate, in each case, on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's or "AA" by Standard & Poor's, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available any of the foregoing rates, then such rates shall be the 60-day rate or the arithmetic average of such rates, as the case may be, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent as of the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the Applicable "AA" Composite Commercial Paper Rate, the Applicable "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers (if any) and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security.

        "Applicable Determining Rate" means (i) with respect to Flex MMP with a
         ---------------------------
Standard Dividend Period or Short Dividend Period of 183 days or less, the Applicable "AA" Composite Commercial Paper Rate, and (ii) with respect to Flex MMP with a Short Dividend Period of 184 to 364 days, a Long Dividend Period or a Mandatory Redemption Period, the Applicable Treasury Index Rate.

        "Applicable Rate" means the rate per annum at which dividends are
         ---------------
payable on a Series for any for such Series established pursuant to Section 3(c) below.

        "Applicable Treasury Index Rate" for any Short Dividend Period in excess
         ------------------------------
of 183 days, any Long Dividend Period or any Mandatory Redemption Period, on any date, with respect to any Series of Flex MMP, means the interest equivalent of the rate for direct obligations of the United States Treasury having an original maturity which is equal to, or next lower than, the length of such Short Dividend

Period, Long Dividend Period or Mandatory Redemption Period, as the case may be, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15 (519)--Selected Interest Rates," or any successor publication by the Federal Reserve Board, within five Business Days preceding such date. In the event that the Federal Reserve Board does not publish such rate, or if such release is not available, the Applicable Treasury Index Rate shall be the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Business Day next preceding such date of the U.S. Government Securities Dealers furnished to the Auction Agent for the issue of direct obligations of the United States Treasury, in an aggregate principal amount of at least $1,000,000, with a remaining maturity equal to, or next lower than, the length of such Short Dividend Period, Long Dividend Period or Mandatory Redemption Period, as the case may be. If any U.S. Government Securities Dealer does not quote a rate required to determine the Applicable Treasury Index Rate, such rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or Dealers (if any) or any Substitute U.S. Government Securities Dealer or Dealers selected by the Corporation to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or Dealers, as the case may be, or, if the Corporation does not select any such Substitute U.S. Government Securities Dealer or Dealers, by the remaining U.S. Government Securities Dealer or Dealers (if any); provided that, if the Corporation is unable to cause such quotations
          --------
to be furnished to the Auction Agent by such sources, the Corporation may cause such rates to be furnished to the Auction Agent by such alternative source or sources as the Corporation in good faith deems to be reliable. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis shall be equal to the quotient of (A) the discount rate divided by (B) the difference between 1.00 and the discount rate.

        "Auction" means each periodic operation of the Auction Procedures.
         -------

        "Auction Agent" means Bankers Trust Company, unless or until another
         -------------
bank or trust company has been appointed as such by a resolution of the Board of Directors.

        "Auction Agreement" has the meaning set forth in Section 7 below.
         -----------------

        "Auction Date" means the first Business Day preceding the first day of a
         ------------
Subsequent Rate Period or Mandatory Redemption Period.

        "Auction Procedures" means the procedures for conducting Auctions set
         ------------------
forth in Section 9 below.

        "Board of Directors" means the Board of Directors of the Corporation or
         ------------------
any duly authorized committee of the Board of Directors acting on behalf thereof.

        "Business Day" means a day on which the New York Stock Exchange is open
         ------------
for trading and which is not a day on which banks in The City of New York are authorized or obliged by law to close.

        "Calendar Period", with respect to any date, means a period of fourteen
         ---------------
consecutive days commencing ten calendar days prior to such date.

        "Capital Stock" means, with respect to any Person, any and all shares,
         -------------
interests, participations or other equivalents (however designated) of such Person's capital stock, whether outstanding on the Date of Original Issue or thereafter.

        "Code" means the Internal Revenue Code of 1986, as amended.
         ----

        "Commercial Paper Dealers" means Lehman Brothers, First Boston and
         ------------------------
Morgan Stanley or, in lieu of any thereof, their respective affiliates or successors.

        "Common Stock" means all shares now or hereafter issued of the class of
         ------------
common stock of the Corporation presently authorized and any other shares of stock into which such stock may hereinafter be changed from time to time.

        "Corporation" means Rhone-Poulenc Rorer Inc., a  Pennsylvania
         -----------
corporation, or its successor.

        "Date of Original Issue", with respect to any share of Flex MMP, means
         ----------------------
the date on which the Corporation originally issued such share of Flex MMP.

        "Default Period" has the meaning set forth in Section 5(b) below.
         --------------

        "Default Rate" has the meaning set forth in Section 3(c)(i)(B) below.
         ------------

        "Deposit Agreement" means the Deposit Agreement dated as of July 19,
         -----------------
1993, among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts, as amended or supplemented from time to time.

        "Depositary" means Bankers Trust Company, and any successor as
         ----------
depositary under the Deposit Agreement.

        "Depositary Receipts" shall mean one of the receipts issued under the
         -------------------
Deposit Agreement, whether in definitive or temporary form and evidencing the number of Depositary Shares specified therein.

        "Depositary Shares" means depositary shares issued under the Deposit
         -----------------
Agreement. Each Depositary Share shall, as provided in the Deposit Agreement, represent 1/1000 of a share of the related Series of Flex MMP and shall be evidenced by a Depositary Receipt.

        "Dividend Payment Date" has the meaning set forth in Section 3(b)(v)
         ---------------------
below.

        "Dividend Payment Period" shall mean, for any Series, the periods
         -----------------------
commencing on the Date of Original Issue to but excluding the Initial Dividend Payment Date for such Series and any period thereafter from and including one Dividend Payment Date for such Series to but excluding the next succeeding Dividend Payment for such Series.

        "Dividend Period" has the meaning set forth in Section 3(b)(vi) below.
         ---------------

        "Dividends - Received Deduction" or "DRD" has the meaning set forth
         ------------------------------
in Section 3(b)(iv) below.

        "Failure to Deposit" means, with respect to any Series of Flex MMP, the
         ------------------
failure by the Corporation to irrevocably deposit with the Auction Agent by 12:00 noon, New York City time (i) on the Business Day immediately preceding a Dividend Payment Date sufficient next-day funds for the payment of the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any Series of Flex MMP or (ii) on the Business Day immediately preceding any Redemption Date sufficient next-day funds for the payment of the full redemption price (including accumulated and unpaid dividends, whether or not earned or declared) to be paid on such Redemption Date on any Series of Flex MMP.

        "Federal Reserve Board" means the Board of Governors of the Federal
         ---------------------
Reserve System.

        "First Boston" means The First Boston Corporation.
         ------------

        "Flex MMP" means all of the Series.
         --------

        "Holder" means the holder of shares of the Flex MMP as the same
         ------
appears on the Stock Books.

        "Initial Dividend Payment Date" has the meaning set forth in Section
         -----------------------------
3(b)(vi) below.

        "Initial Dividend Rate" has the meaning set forth in Section 3(c)(i)(A)
         ---------------------
below.

        "Initial Rate Period" means the period from and including the Date of
         -------------------
Original Issue of each Series of Flex MMP to but excluding August 1, 1995 in the case of the Series 1 Flex MMP, to but excluding August 1, 1996 in the case of Series 2 Flex MMP and to but excluding August 1, 1998 in the case of Series 3 Flex MMP.

        "Junior Capital Stock" means, with respect to the Corporation, any and
         --------------------
all Capital Stock of the Corporation, ranking junior to the Flex MMP with respect to the payment of dividends and the distribution of assets upon liquidation.

        "Lehman Brothers" means Lehman Brothers, a division of Shearson Lehman
         ---------------
Brothers Inc.

        "Long Dividend Period" has the meaning set forth in Section 3(b)(vi)
         --------------------
below.

        "Mandatory Redemption Period" has the meaning set forth in Section 6(b)
         ---------------------------
below.

        "MAPS" means the Market Auction Preferred Shares, Series A, Series B,
         ----
Series C and Series D, without par value, liquidation preference $1,000 per share, previously issued by the Corporation pursuant to Part B of these Amended and Restated Articles of Incorporation.

        "Maximum Applicable Rate", on any Auction Date, shall mean the rate
         -----------------------
obtained by multiplying the Applicable Determining Rate on such Auction Date by a percentage (as it may be adjusted from time to time by the Corporation in accordance with the provisions hereof) determined as set forth below based on the lower of the credit rating or ratings assigned to the Flex MMP by Moody's and Standard & Poor's (or if Moody's or Standard & Poor's or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies, as the case may be, or, in the event that only one such rating shall be available, the percentage shall be based on such rating) (such percentage being the "Applicable Percentage").
 ---------------------


         Credit Rating
- ---------------------------------              Applicable Percentage of
                      Standard &                Applicable Determining
Moody's                 Poor's                           Rate
- -------               -----------              -------------------------
"aa3" or Above        AA- or Above                        150%
"a3" to "a1"          A- to A+                            200%
"baa3" to "baa1"      BBB- to BBB+                        225%
Below "baa3"          Below BBB-                          275%


        However, if (x) Sufficient Clearing Bids have not been made in an Auction (other than because all of the Outstanding Depositary Shares were the subject of Submitted Hold Orders) or if an Auction has not been held on a scheduled Auction Date for any reason or (y) the Corporation has selected a Mandatory Redemption Period, the Maximum Applicable Rate with respect to the next succeeding Auction in the case of clause (x) or the Auction relating to such Mandatory Redemption Period in the case of clause (y) will be the higher of
(i) the Applicable Percentage of the Applicable "AA" Composite Commercial Paper Rate for a Standard Dividend Period and (ii) 150% of the highest of (a) the Treasury Bill Rate, (b) the Ten Year Constant Maturity Rate and (c) the Thirty Year Constant Maturity Rate on the related Auction Date. In the event that the Corporation determines in good faith that for any reason:

        (i) any one of the Treasury Index Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined with respect to any date, then the Maximum Applicable Rate with respect to such date shall be determined on the basis of the higher of whichever two of such rates can be so determined;

       (ii) only one of the Treasury Index Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined with respect to any date, then the Maximum Applicable Rate with respect to such date shall be determined on the basis of whichever one of such rates can be so determined; or

      (iii) none of the Treasury Index Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined with respect to any date, then the Maximum Applicable Rate shall be the rate otherwise determined under the terms of the Flex MMP.

        "Minimum Holding Period" has the meaning set forth in Section 3(b)(iv)
         ----------------------
below.

        "Moody's" means Moody's Investors Service, Inc., or its successor, so
         -------
long as such agency (or successor) is in the business of rating securities of the type of the Flex MMP and, if such agency is not in such business, then a Substitute Rating Agency.

        "Morgan Stanley" means Morgan Stanley & Co. Incorporated.
         --------------

        "Normal Dividend Payment Date" has the meaning set forth in Section
         ----------------------------
3(b)(ii) below.

        "Notice" has the meaning set forth in Section 3(b)(vii) below.
         ------

        "Notice of Long Dividend Period" has the meaning set forth in Section
         ------------------------------
3(b)(vii) below.

        "Notice of Mandatory Redemption Period" has the meaning set forth in
         -------------------------------------
Section 3(b)(vii) below.

        "Notice of Percentage Increase" has the meaning set forth in Section
         -----------------------------
3(c)(iii) below.

        "Notice of Redemption" has the meaning set forth in Section 6(d)(i)
         --------------------
below.

        "Notice of Revocation" has the meaning set forth in Section 3(b)(vii)
         --------------------
below.

        "Notice of Short Dividend Period" has the meaning set forth in Section
         -------------------------------
3(b)(vii) below.

        "Optional Redemption" has the meaning set forth in Section 6(a) below.
         -------------------

        "Outstanding" means, as of any date, Depositary Shares or shares of Flex
         -----------
MMP, as the case may be, theretofore issued except, without duplication, (i) any Depositary Shares or shares of Flex MMP theretofore cancelled, delivered to the

Corporation for cancellation or redeemed and (ii) as of any Auction Date, any Depositary Shares or shares of Flex MMP subject to redemption on the next following Business Day.

        "Parity Preferred" means any and all shares of Capital Stock ranking on
         ----------------
a parity with or equal to the Flex MMP as to the payment of dividends and the distribution of assets upon liquidation.

        "Parity Securities" has the meaning set forth in Section 5(b) below.
         -----------------

        "Paying Agent" means the Auction Agent unless another bank or trust
         ------------
company has been appointed for such purpose by resolution of the Board of Directors.

        "Person" means and includes an individual, a partnership, a corporation,
         ------
a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

        "Rating Agencies" means Moody's and Standard & Poor's.
         ---------------

        "Redemption Date" means any date upon which a redemption of shares of
         ---------------
Flex MMP is scheduled to occur in accordance with the terms hereof and specified in the related Notice of Redemption.

        "Securities Depository" means The Depository Trust Company or any other
         ---------------------
securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the Depositary Shares.

        "Series" means any of the Series 1-3 of the Flex MMP authorized by
         ------
this Part C.

        "Short Dividend Period" has the meaning set forth in Section 3(b)(vi)
         ---------------------
below.

        "Special Securities" means securities which can, at the option of the
         ------------------
holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at deep or substantial discount.

        "Standard Dividend Period" has the meaning set forth in Section
         ------------------------
3(b)(vi) below.

        "Standard & Poor's" or "S&P" means Standard & Poor's Corporation, or its
         -----------------      ---
successor, so long as such agency (or successor) is in the business of rating securities of the type of the Flex MMP and, if such agency is not in such business, then a Substitute Rating Agency.

        "Stock Books" means the stock transfer books of the Corporation
         -----------
maintained by the Depositary.

        "Subsequent Rate Period" has the meaning set forth in Section 3(b)(vi)
         ----------------------
below.

        "Subsequent Rate Period Days" has the meaning set forth in Section
         ---------------------------
3(b)(iv) below.

        "Substitute Commercial Paper Dealer" means Goldman, Sachs & Co. or
         ----------------------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of each thereof, their respective affiliates or successors or, if neither furnishes commercial paper quotations, a leading dealer in the commercial paper market selected by the Corporation in good faith.

        "Substitute Rating Agency" means a nationally recognized statistical
         ------------------------
rating organization (as that term is used in the rules and regulations of the Securities Exchange Act of 1934) selected by the Corporation, subject to approval by Lehman Brothers, First Boston and Morgan Stanley, such approval not to be unreasonably withheld.

        "Substitute U.S. Government Securities Dealer" means Goldman, Sachs &
         --------------------------------------------
Co. or Merrill Lynch, Pierce, Fenner & Smith Incorporated, or, in lieu of each thereof, their respective affiliates or successors or, if neither provides quotes in U.S. government securities, a leading dealer in the government securities market selected by the Corporation in good faith.

        "Ten Year Constant Maturity Rate", on any date, means the arithmetic
         -------------------------------
average of the two most recent weekly per annum Ten Year Average Yields (or one weekly per annum average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) (the "Ten Year Average Yield"), if only one such Yield shall be published
             ----------------------
during the Calendar Period with respect to such date), as published weekly by the

Federal Reserve Board during the Calendar Period with respect to such date.
In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate with respect to such date shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate with respect to such date will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than 12 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate with respect to such date as provided above in this paragraph, then the Ten Year Constant Maturity Rate with respect to such date will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than 12 years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by U.S. Government Securities Dealers.

        "Thirty Year Constant Maturity Rate", on any date, means the arithmetic
         ----------------------------------
average of the two most recent weekly per annum average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 30 years) ("Thirty Year Average Yields") (or
                                                --------------------------
the one weekly per annum Thirty Year

Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period with respect to such date. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate with respect to such date shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield shall be published weekly during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Thirty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate with respect to such date will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than 28 nor more than 30 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate with respect to such date as provided above in this paragraph, then the Thirty Year Constant Maturity Rate with respect to such date will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 28 nor more than 30 years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by U.S. Government Securities Dealers.

        "Treasury Bill Rate", on any date, means the interest equivalent of the
         ------------------
arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the Calendar Period with respect to such date) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period with respect to such date. In the event that the Federal Reserve Board does not publish such weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such date will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate with respect to such date shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during such Calendar Period) for all the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such date will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by U.S. Government Securities Dealers. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by U.S. Government Securities Dealers. For purposes of this definition, "interest equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security.

        "Unit" means a unit of 1,000 Depositary Shares.
         ----

        "U.S. Government Securities Dealers" means Lehman Brothers, First Boston
         ----------------------------------
and Morgan Stanley or, in lieu of any thereof, their respective affiliates or successors.

        "Voting Preferred" has the meaning set forth in Section 5(c)(i) below.
         ----------------

        3.  Dividends.  (a)  Holders of shares of Flex MMP shall be entitled to
            ---------
receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose under 15 Pa. C.S. Section 1551 (relating to distributions to shareholders) or any superceding provision of law, cumulative cash dividends at the Applicable Rate per annum determined as set forth in
Section 3(c)(i) below, and no more, payable on the respective dates set forth below.

        (b) (i) Dividends on the shares of each Series shall accumulate at the respective Applicable Rates for such Series (whether or not earned or declared) from the Date of Original Issue.

       (ii) Dividends on the shares of each Series shall be payable commencing on the Initial Dividend Payment Date for such Series and thereafter on February 1, May 1, August 1 and November 1 of each year during the Initial Rate Period for such Series, and thereafter, except as provided below in this Section 3(b), on each seventh Tuesday following the preceding Dividend Payment Date for such Series. Dividends on the shares of any Series with a Short Dividend Period shall be payable, except as provided below in this Section 3(b), on the day following the last day of such Short Dividend Period and shall also be payable on such other Dividend Payment Dates as may be established by the Board of Directors at the time such Short Dividend Period is determined. Dividends on the shares of any Series with a Long Dividend Period shall be payable, except as provided below in this Section 3(b), on the day following the last day of such Long Dividend Period, and, if occurring prior to the last day of such Long Dividend Period, on each February 1, May 1, August 1 and November 1, commencing on the first of such dates occurring after the commencement of such Long Dividend Period, unless otherwise specified by the Corporation in the related Notice. Dividends on the shares of each Series with a Mandatory Redemption Period shall be payable, except as provided below in this Section 3(b), on each February 1, May 1, August 1, and November 1, commencing on the first of such dates occurring after the commencement of such Mandatory Redemption Period, unless otherwise specified by the Corporation in the related Notice. Each day on which dividends on shares of a Series would be payable as determined as set forth in this clause (ii) but for the provisions set forth below in this Section 3(b) is referred to herein as a "Normal Dividend Payment Date."
                                 ----------------------------

      (iii)  In the case of dividends payable on the shares of a Series, if:

        (A) (I) The Securities Depository shall continue to make available to Agent Members the amounts due as dividends on the Depositary Shares representing Flex MMP of such Series in next-day funds on the dates on which such dividends are payable and (II) a Normal Dividend Payment Date for such Series is not a Business Day, or the day next succeeding such Normal Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day preceding such Normal Dividend Payment Date that is next succeeded by a Business Day; or

        (B) (I) The Securities Depository shall make available to Agent Members the amounts due as dividends on the Depositary Shares representing Flex MMP of such Series in immediately available funds on the dates on which such dividends are payable (and the Securities Depository shall have so advised the Auction Agent) and (II) a Normal Dividend Payment Date for such Series is not a Business Day, then dividends shall be payable on the first Business Day following such Normal Dividend Payment Date.

        (iv) Notwithstanding the foregoing, in case of payment in next-day funds, if the date on which dividends on the shares of any Series of Flex
   MMP would be payable as
determined as set forth in clause (ii) or (iii) above is a day that would result in the number of days between successive Auction Dates for such Series (determined by excluding the first Auction Date and including the second Auction
Date) not being at least equal to the then-current minimum holding period (currently set forth in Section 246(c) of the Code) (the "Minimum Holding
                                                          ---------------
Period") required for corporate taxpayers to be entitled to the
- ------
dividends-received deduction for corporate income tax purposes in respect of dividends (other than extraordinary dividends) paid on preferred stock held by nonaffiliated corporations (currently set forth in Section 243(a) of the Code) (the "Dividends-Received Deduction" or "DRD"), then dividends on such shares
      ----------------------------      ---
shall be payable on the first Business Day following such date on which dividends would be so payable that is next succeeded by a Business Day that results in the number of days between such successive Auction Dates for such Series (determined as set forth above) being at least equal to the then-current Minimum Holding Period.

        In addition, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the period of time between Dividend Payment Dates for each Series shall automatically be adjusted so that there shall be a uniform number of days in Subsequent Rate Periods (such number of days without giving effect to the provisions in Section 3(b)(iii) being hereinafter referred to as "Subsequent Rate Period Days") for each Series
                            ---------------------------
commencing after the date of such change in law equal to or, to the extent necessary, in excess of the then-current Minimum Holding Period, provided that
                                                                 --------
the number of Subsequent Rate Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Subsequent Rate Period Days, as adjusted pursuant to this Section 3(b)(iv), in no event shall exceed 119 days. Upon any such change in the number of Subsequent Rate Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Auction Agent and the Paying Agent.

        (v) Each date on which dividends on the shares of a Series shall be payable as determined as set forth above is referred to herein as a "Dividend
                                                                     --------
Payment Date" for such Series.  Although any particular Dividend Payment Date
- ------------
for a Series may not occur on the originally scheduled Normal Dividend Payment Date for such Series because of the foregoing provisions, each succeeding Dividend Payment Date for such Series shall be, subject to such provisions, the date determined as set forth in clause (ii) above as if each preceding Dividend Payment Date had occurred on the respective originally scheduled Normal Dividend Payment Date.

        (vi)  The initial Dividend Payment Date (the "Initial Dividend Payment
                                                      ------------------------
Date") for Series 1 Flex MMP, Series 2 Flex MMP and Series 3 Flex MMP shall be
- ----
August 1, 1993. After the Initial Rate Period for each Series, each Subsequent Rate Period for such Series shall (except for the adjustments for non-Business Days provided in clause (iii) above) be 49 days (each such 49-day period, subject to any adjustment as a result of a change in law lengthening the Minimum Holding Period as provided in clause (iv) above, being referred to herein as a "Standard Dividend Period"), unless as provided in clause (vii) below, (A) the
 ------------------------
Corporation specifies that any such Subsequent Rate Period for a particular Series shall be a Dividend Period of (x) 50 to 364 days and consisting of a whole number of weeks (a "Short Dividend Period") or (y) any period with a
                          ---------------------
maturity, if any, equal to or in excess of one year (a "Long Dividend Period"),
                                                        --------------------
or (B) the Corporation at its option selects a Mandatory Redemption Period (each such Initial Rate Period, Standard Dividend Period, Short Dividend Period, Long Dividend Period and Mandatory Redemption Period being referred to herein as a "Dividend Period"). After the Initial Rate Period for a Series, each successive
 ---------------
Dividend Period (excluding a Mandatory Redemption Period) (each, a "Subsequent
                                                                    ----------
Rate Period") for such series shall commence on the final Dividend Payment Date
- -----------
for the preceding Dividend Period for such Series and shall end (A) in the case of any Series with a Standard Dividend Period, on the day preceding the next Dividend Payment Date for such Series and (B) in the case of any Series with a Short Dividend Period or a Long Dividend Period, on the last day of the Short Dividend Period or the Long Dividend Period, as the case may be, specified by the Corporation in the related notice of Short Dividend Period or Long Dividend Period, as the case may be. A Mandatory Redemption Period with respect to a Series of Flex MMP will commence on the final Dividend Payment Date for the preceding Dividend Period for such Series and will end on the last day of the Mandatory Redemption Period specified by the Corporation in the related Notice.

        (vii) The Corporation may give telephonic and written notice, not less than 10 and not more than 30 days prior to an Auction Date for any Series and based on the criteria set forth below, to the Auction Agent and the Securities Depository that the next succeeding Dividend Period for such Series will be a Short Dividend Period (a "Notice of Short Dividend Period"), a Long Dividend
                          -------------------------------
Period (a "Notice of Long Dividend Period") or a Mandatory Redemption Period (a
           ------------------------------
"Notice
 ------
of Mandatory Redemption Period") (a Notice of Short Dividend Period, a
- ------------------------------
Notice of Long Dividend Period and a Notice of Mandatory Redemption Period are herein collectively referred to as a "Notice"). Each such Notice shall be in
                                      ------
substantially the form of Exhibit D or Exhibit F to the Auction Agreement and shall specify the following terms, which shall be established by the Board of Directors, (A) the next succeeding Dividend Period for such Series as a Short Dividend Period, a Long Dividend Period or a Mandatory Redemption Period, as the case may be, (B) the term thereof, (C) any additional redemption provisions or restrictions on redemption, if any, provided, that any mandatory redemption
                                    --------
provisions must be in conformity with the limitations on mandatory redemption for a Mandatory Redemption Period set forth in subsection 6(b)(iv), and (D) the Dividend Payment Dates; provided that for any Auction occurring after the
                        --------
initial Auction, the Corporation may not give a Notice of a Short Dividend Period or a Long Dividend Period for any Series (and any such notice shall be null and void) unless Sufficient Clearing Bids were made in the last occurring Auction for any Series and full cumulative dividends for all Series payable prior to such date have been paid in full.

        The Board of Directors of the Corporation may establish a Short Dividend Period, a Long Dividend Period or a Mandatory Redemption Period, as the case may be, for the shares of a Series of Flex MMP, if it determines that such Dividend Period and, in the case of a Long Dividend Period or a Mandatory Redemption Period, such additional redemption provisions as it may establish pursuant to
Section 6(a), provide the Corporation with the most favorable financing alternative based upon the following: (A) short-term and long-term market rates and indices of such short-term and long-term rates, (B) the amounts, maturities, redemption terms and interest or dividend rates on the then-outstanding securities of the Corporation or its subsidiaries, (C) market supply and demand for short-term and long-term securities, (D) yield curves for short-term and long-term securities comparable to such Series of Flex MMP, (E) industry and financial conditions which may affect such Series of Flex MMP including the Corporation's expectations with respect thereto, (F) then-current tax laws and administrative interpretations with respect thereto, (G) the number of shares of Flex MMP of such Series Outstanding on the next Auction Date, (H) the number of potential purchasers and (I) the Corporation's current and projected funding requirements based on its asset and liability position, tax position and current financing objectives. Any Notice may be revoked by the Corporation on or prior to 10:00 a.m., New York City time, on the day of the related Auction by telephonic and written notice (a "Notice of Revocation"), in substantially the
                                  --------------------
form of Exhibit E to the Auction Agreement, to the Auction Agent and the Securities Depository, specifying that the Corporation has determined that because of subsequent changes in any of the foregoing factors, such Short Dividend Period, Long Dividend Period or Mandatory Redemption Period would not result in the most favorable financing alternative for the Corporation. Except with respect to a Notice that is revoked, any Short Dividend Period, Long Dividend Period or Mandatory Redemption Period, as the case may be, specified by the Board of Directors for each Series of Flex MMP and any revocation thereof shall be conclusive and binding on the Corporation and the Holders.

        If the Corporation does not give a Notice with respect to the next succeeding Dividend Period for any Series of Flex MMP or has given a Notice but has also delivered a Notice of Revocation with respect thereto, such next succeeding Dividend Period for such Series shall be a Standard Dividend Period. In addition, in the event the Corporation has given a Notice with respect to the next succeeding Dividend Period for any Series of Flex MMP and has not given a Notice of Revocation with respect thereto, but Sufficient Clearing Bids are not made in the related Auction for such Series or such Auction is not held for any reason, such next succeeding Dividend Period for such Series shall, notwithstanding such Notice, be a Standard Dividend Period or Mandatory Redemption Period and the Corporation may not again give a Notice (and any such Notice shall be null and void), other than a Notice of Mandatory Redemption Period, for any Series until Sufficient Clearing Bids have been made in an Auction.

     (viii) Not later than 12:00 noon, New York City time on the Business Day immediately preceding each Dividend Payment Date with respect to which dividends on any shares of Flex MMP have been declared, the Corporation shall irrevocably deposit with the Auction Agent sufficient next-day funds for the payment of such dividends.

       (ix) Each dividend on the shares of any Series declared by the Board of Directors shall be paid to Holders of such shares as such Holders' names appear on the Stock Books on the related record date, which shall be the opening of business on the Business Day immediately preceding the Dividend Payment Date for such dividend. Subject to Section

3(d)(i) below, dividends on the shares of any Series of Flex MMP in arrears for any past Dividend Payment Period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, on a regular Dividend Payment Date or otherwise, to Holders of such shares as such Holders' names appear on the Stock Books on the related record date fixed by the Board of Directors, which shall be not more than 15 (fifteen) days before the date fixed for the payment of such dividends.

        (c) (i) (A) The dividend rate during the Initial Rate Period (the "Initial Dividend Rate") for Series 1 Flex MMP shall be 4.700% per annum, for
 ---------------------
Series 2 Flex MMP shall be 5.125% per annum and for Series 3 Flex MMP shall be 5.840% per annum, and the dividend rate on the shares of each Series for each Subsequent Rate Period or Mandatory Redemption Period shall be the rate per annum determined for such Series pursuant to the Auction Procedures; provided,
                                                                     --------
however, that subject to subsection (c)(i)(B), the dividend rate on each Series
- -------
of Flex MMP shall not exceed the Maximum Applicable Rate per annum for any Subsequent Rate Period or Mandatory Redemption Period. The dividend rate on the shares of any Series for any Subsequent Rate Period or Mandatory Redemption Period or part thereof determined as set forth in this Section 3(c) is referred to herein as the "Applicable Rate" for such Series for such Subsequent Rate
                  ---------------
Period or Mandatory Redemption Period or part thereof.

        (B) Notwithstanding subsection (c)(i)(A), in the event a Failure to Deposit occurs and is not cured in accordance with the next succeeding sentence within three Business Days after the occurrence of such Failure to Deposit, then the next succeeding Auction for such Series and all Auctions thereafter for such Series shall be suspended, until such time as set forth below. Regardless of any Notice by the Corporation to the contrary, except for a Notice of Mandatory Redemption Period, each subsequent Dividend Period, including the Dividend Period commencing on the date of the Failure to Deposit (until Auctions are resumed or the commencement of a Mandatory Redemption Period) commencing after such Failure to Deposit shall be a Standard Dividend Period. The Applicable Rate for shares of such Series for each Dividend Payment Period in respect of which such Failure to Deposit occurs (except during a Mandatory Redemption Period) or commencing on or after any such Dividend Payment Date and remains not cured within three Business Days thereafter (or redemption date, as the case may be) in respect of such Failure to Deposit shall be equal to the Default Rate for such Dividend Period. The foregoing shall continue in effect until the first to occur of (i) a Dividend Payment Date at least one Business Day prior to which the full amount of any dividends (whether or not earned or declared) payable on each Dividend Payment Date prior to and including such Dividend Payment Date, and the full amount of any redemption price (including accumulated and unpaid dividends, whether or not earned or declared) then due shall have been paid to the Auction Agent, and thereupon Auctions shall resume on the terms stated herein for Subsequent Rate Periods commencing with such Dividend Payment Date, or (ii) the commencement of a Mandatory Redemption Period. With respect to any such Failure to Deposit, the "Default Rate" will be the higher of the Maximum Applicable Rate obtained by
 ------------
multiplying the Applicable Determining Rate, determined as of the Business Day next preceding the date of such Failure to Deposit, by the percentage (as it may be adjusted from time to time) for the credit rating category of below baa3/BBB-, and (i) if the Corporation has failed timely to pay dividends, the dividend rate in effect for the Subsequent Rate Period in respect of which such Failure to Deposit occurred, or (ii) if the Corporation has failed timely to pay the redemption price (including accumulated and unpaid dividends, whether or not earned or declared) of shares of any Series of Flex MMP called for redemption, the dividend rate in effect on the applicable redemption date. If an Auction is not held on an Auction Date for any reason (other than because of the suspension of Auctions due to a Failure to Deposit as described above), the dividend rate therefor shall be the Maximum Applicable Rate determined as of such Auction Date. If a Failure to Deposit occurs during the Mandatory Redemption Period, the dividend rate with respect to the Mandatory Redemption Period will not change, and dividends will continue to accrue at the then current rate.

        Any such Failure to Deposit with respect to the shares of any Series shall be deemed to be cured if, prior to the commencement of a Mandatory Redemption Period with respect to a Failure to Deposit relating to the (I) payment of dividends on such Series, the Corporation deposits with the Auction Agent by 12:00 noon, New York City time, all accumulated and unpaid dividends on such Series, including the full amount of any dividends to be paid with respect to the Dividend Period with respect to which the Failure to Deposit occurred, plus an amount computed by multiplying the Default Rate by a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this paragraph (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares then Outstanding in such Series and (II) the redemption of shares of any Series, the deposit by the Corporation with the Auction Agent of funds sufficient to pay the redemption price (including accumulated and unpaid dividends, whether or not earned or declared) of such shares plus an amount computed by multiplying the Default Rate, by a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with this paragraph (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate liquidation preference of the shares in such Series to be redeemed, and the giving of irrevocable instructions by the Corporation to apply such funds and, if applicable, the income and proceeds therefrom, to the payment of the redemption price (including accumulated and unpaid dividends, whether or not earned or declared) for such shares.

        (C) If prior to an Auction Date for shares of such Series, full and cumulative dividends and the full amount of any redemption price (including accumulated and unpaid dividends, whether or not earned or declared) and dividends accrued at the Default Rate as provided in subsection 3(c)(i)(B) above shall have been paid in full or funds sufficient for the payment thereof shall have been irrevocably deposited with the Paying Agent, Auctions for such Series will resume.

       (ii) The amount of dividends per share of any Series of Flex MMP payable on each Dividend Payment Date in respect of a Dividend Payment Period shall be computed by multiplying the Applicable Rate for such Dividend Payment Period by a fraction the numerator of which shall be the number of days in the Dividend Payment Period (calculated by counting both the last day and first day thereof) such share was Outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $100,000.

      (iii) The Corporation may from time to time give telephonic and written notice, not later than 10:00 a.m., New York City time, on the related Auction Date and based on the criteria set forth below, to the Auction Agent and the

Securities Depository of an increase in the percentage used to calculate the Maximum Applicable Rate for any Series of Flex MMP (a "Notice of Percentage
                                                       --------------------
Increase").  Such Notice of Percentage Increase shall specify the new
- --------
percentages to be used to calculate the Maximum Applicable Rate and shall be in substantially the form of Exhibit G to the Auction Agreement. The Board of Directors may establish an increase in such percentages if it determines that such increase is necessary based upon the following: (A) short-term and long-term market rates and indices of short-term and long-term rates, (B) the amounts, maturities, redemption terms and interest or dividend rates on the then-outstanding securities of the Corporation or its subsidiaries, (C) market supply and demand for short-term and long-term securities and market conditions generally, (D) yield curves for short-term and long-term securities comparable to such Series of Flex MMP, (E) industry and financial conditions which may affect such Series of Flex MMP including the Corporation's expectations with respect thereto, (F) the number of shares of such Series of Flex MMP Outstanding on the next Auction Date, (G) the number of potential purchasers and (H) the Corporation's current and projected funding requirements based on its asset and liability position, tax position and current financing objectives and the current financial condition of the Corporation. The Corporation may not revoke a Notice of Percentage Increase and the percentages specified therein will be the applicable percentages for the determination of the Maximum Applicable Rate with respect to such Series for subsequent Dividend Periods until a new Notice of Percentage Increase shall be delivered in accordance with the terms hereof.

        Except as described below, the Corporation may not increase the percentage used to calculate the Maximum Applicable Rate to above the percentages set forth in the third column of the table below corresponding to the applicable credit ratings set forth in the first two columns of the table below.


                                             Maximum Percentage
          Credit Rating                       Permitted to be
- ----------------------------------           Used to Calculate
                        Standard &           Maximum Applicable
Moody's                   Poor's                    Rate
- -------                 ----------           ------------------
"aa3" or Above          AA- or Above                175%
"a3" to "a1"            A- to A+                    225%
"baa3" to baa1"         BBB- to BBB+                250%
Below "baa3"            Below BBB-                  275%


        The maximum percentages set forth in the third column of the above table may be increased by the Corporation upon receipt of an opinion of counsel to the Corporation that the use of such higher percentages to calculate the Maximum Applicable Rate will not adversely affect the tax treatment of the Flex MMP.

        (d) (i) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of any Series of Flex MMP or Parity Preferred for any period if dividends on any shares of Flex MMP or Parity Preferred are accumulated and unpaid for any prior Dividend Payment Period unless full cumulative dividends have been or contemporaneously are declared and paid on each series of Flex MMP and Parity Preferred through the most recent applicable Dividend Payment Date for such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the shares of Flex MMP which may be in arrears. For purposes hereof, dividend accumulations and arrearages do not include any dividends which have not yet become payable or dividends for any Dividend Payment Date that has not occurred.

         (ii) So long as any shares of Flex MMP are outstanding, the Corporation shall not declare, pay or set aside for payment any dividend or other distribution in respect of its Junior Capital Stock (other than dividends in Junior Capital Stock), or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of its Junior Capital Stock (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Capital Stock) unless (A) full cumulative dividends on all shares of the Flex MMP for all past Dividend Payment Periods and all Dividend Payment Dates occurring on or prior to the date of the transaction for each Series shall have been declared and paid (or declared and a sum sufficient for the payment of the dividends set apart for payment) and (B) the Corporation has redeemed the full number of Shares required to be redeemed after giving any notice of an Optional Redemption; provided that the Corporation may at any time redeem, purchase or otherwise
- --------
acquire shares of Junior Capital Stock with shares of Junior Capital Stock.

        (iii) Any dividend payment made on any Series of Flex MMP shall first be credited against the dividends accumulated with respect to the earliest Dividend Payment Period for which dividends have not been paid with respect to such Series.

        4.  Liquidation Rights.  (a)  Upon the liquidation, dissolution or
            ------------------
winding up of the affairs of the Corporation, whether voluntary or involuntary, Holders shall be entitled to receive, out of assets of the Corporation available for distribution to shareholders after satisfying claims of creditors but before any payment or distribution is made to holders of Junior Capital Stock, a preferential liquidation distribution in the amount of $100,000 per share of Flex MMP plus an amount equal to accumulated and unpaid dividends on each such share (whether or not earned or declared) for the then-current Dividend Payment Period and for all Dividend Payment Periods prior thereto. Unless and until payment in full of the preferential liquidation distributions to which they are entitled as provided in this Section 4 has been made to Holders, and to holders of any shares of Parity Preferred, no dividends or distributions shall be made to holders of Junior Capital Stock, no payment or delivery or commitment to make payment or delivery of any money or assets to any Affiliate shall be made and no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of Junior Capital Stock. After the payment to Holders of the full amount of the preferential liquidation distributions to which they are entitled as provided in this Section 4, Holders (in their capacity as such Holders) shall have no right or claim to any of the remaining assets of the Corporation.

        (b) Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, nor the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 4.

        (c) If the assets of the Corporation available for distribution to the Holders upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay the Holders and the holders of any other class of Parity Preferred the full amount of the preferential liquidation distributions to which they are entitled pursuant to
Section 4(a) above in the case of the Holders or otherwise in the case of holders of Capital Stock ranking, upon liquidation, on a parity with Flex MMP, then such assets shall be distributed among them Holders ratably in proportion to the full amount of preferential liquidation distributions to which each Holder would have been entitled under such Section 4(a) in the case of the Holders or otherwise in the case of holders of Capital Stock ranking, upon liquidation, on a parity with the Flex MMP.

        5.  Voting Rights.  (a)  General.  Holders of the Flex MMP will have no
            -------------        -------
voting rights except as hereinafter described. In determining whether holders of the required amount of any Series of Flex MMP or Parity Preferred, including Voting Preferred, have taken any action, Flex MMP and other Parity Preferred owned by the Corporation or any corporation or other entity directly or indirectly controlling the Corporation or controlled by or under common control with the Corporation will be disregarded.

        (b)  Right to Elect two Additional Members of the Board of Directors.
             ---------------------------------------------------------------
(i) During any period when dividends on the Shares of Flex MMP or any other shares of Parity Preferred of the Corporation which have voting rights comparable to the Flex MMP which are then exercisable (the Flex MMP and all such other shares of Parity Preferred (including the MAPS) being referred to as "Parity Securities") shall be in arrears for at least 180 consecutive days and
 -----------------
shall not have been paid in full (a "Default Period") the authorized number of
                                     --------------
members of the Board of Directors shall automatically be increased by two and the holders of record of the Parity Securities voting as described below will be entitled to fill the vacancies so created by electing two additional directors of the Corporation. The directors so elected (the "Additional Directors") will
                                                    --------------------
have only the normal powers of members of the Board of Directors except that the Additional Directors will comprise the majority of the members of a special committee of the Board of Directors consisting of three directors that shall be empowered during any Default Period, except as provided below, to declare and cause to be paid, out of funds available therefor (determined in accordance with the provisions of Section 3(a)), accumulated and unpaid dividends on the Parity Securities.

        (ii) As soon as practicable after the beginning of a Default Period, the Board of Directors will call or cause to be called a special meeting of the holders of Parity Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than 10 and not more than 45 days after the date such notice is given. If the Board of Directors does not call or cause to be called such a special meeting, it may be called by any of such holders on like notice. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the Business Day preceding the day on which such notice is mailed. At any such special meeting, such holders, by plurality vote, voting together as a single class without regard to series (to the exclusion of the holders of Junior Capital Stock) will be entitled to elect two directors on the basis of one vote per $1,000 liquidation preference (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Parity Securities then outstanding present in person or by proxy, will constitute a quorum for the election of the Additional Directors except as otherwise provided by law. Notice of all meetings at which Holders of the Shares of Flex MMP shall be entitled to vote will be given to such Holders at their addresses as they appear in the Stock Books. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the two directors, without notice, other than an announcement at the meeting, until a quorum is present. If a Default Period shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to Holders of the Parity Securities that would have been entitled to vote at such special meeting.

        (iii) The term of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Parity Securities to elect directors shall continue, notwithstanding the election of the Additional Directors at such meeting by such holders. The Additional Directors, together with the incumbent directors elected by holders of the Corporation's Common Stock or other shares of the Corporation that are entitled to vote generally for the election of directors shall constitute the duly elected directors of the Corporation.

        (iv) So long as a Default Period continues, (A) any vacancy in the office of an Additional Director may be filled (except as provided in the following clause (B)) by the person appointed in an instrument in writing signed by the remaining Additional Director and filed with the secretary of the Corporation or, in the event there is no remaining Additional Director, by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, in a meeting of shareholders or at a meeting of holders of Parity Securities called for such purpose, and (B) in the case of the removal of any Additional Director, the vacancy may be filled by the person elected by the vote of the holders of the outstanding Parity Securities, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted upon or any subsequent meeting. Each director who shall be elected or appointed by the remaining Additional Director as aforesaid shall be an Additional Director.

        (v) At such time as a Default Period shall terminate, (A) the term of office of the Additional Directors shall terminate, (B) the voting rights of the holders of the Parity Securities to elect directors shall cease (subject to the recurrence of a subsequent Default Period) and (C) the number of members of the Board of Directors shall be such as may be provided for by or pursuant to the Corporation's Bylaws irrespective of any increase made as provided herein.

        (c)  Right to Vote in Certain Events.  (i) So long as any shares of Flex
             -------------------------------
MMP remain Outstanding, the Corporation shall not, without the consent of the holders of at least two-thirds of the then-Outstanding shares of Flex MMP and Parity Preferred excluding the MAPS (the "Voting Preferred"), given in person or
                                          ----------------
by proxy, either in writing or at a meeting (voting together as a single class),
(A) authorize, create or issue, or increase the authorized amount of, any shares of the Corporation of any class ranking, as to dividends or upon the liquidation, dissolution or winding up of the Corporation, prior to shares of Flex MMP and Voting Preferred, or reclassify any authorized shares of the Corporation into any such shares, or authorize, create or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (B) amend, alter or repeal the provisions of the Articles of Incorporation of the Corporation including this Part C, whether by merger, consolidation, share exchange, division or otherwise, so as to adversely affect any preference, limitation or special right of the Flex MMP and Voting Preferred; provided, however, that the authorization, creation, issuance or
           --------  -------
increase in the authorized amount of the Common Stock, Flex MMP or Voting Preferred or any other Capital Stock of the Corporation of any class ranking, as to dividends and upon the liquidation, dissolution or winding up of the Corporation, on a parity with or junior to the Flex MMP or Voting Preferred, shall not be deemed to adversely affect such preferences, limitations or special rights; and provided further that upon any merger, consolidation, share exchange
            ----------------
or division of the Corporation (or any successor
corporation) with or into another corporation, the Flex MMP and Voting Preferred that may be outstanding from time to time may be junior to any preferred shares of such other corporation as to dividends and upon the liquidation, dissolution or winding up of the surviving corporation, provided that on or prior to the
                                            --------
date of effectiveness of such merger or consolidation, the Corporation shall have given Moody's and S&P written notice of such merger or consolidation and Moody's and S&P shall have confirmed in writing that the transaction will not adversely affect the then-existing rating for the Flex MMP and Voting Preferred.

        (ii) If either Moody's or S&P shall change its rating categories for preferred stock, then the determination of whether the requirements of the final proviso in the preceding paragraph have been satisfied shall be made based upon the substantially equivalent new rating categories for preferred stock of such rating agency. If either Moody's or S&P, or both, shall not make a rating available for the shares of Flex MMP and Voting Preferred necessary to make such a determination or neither Moody's nor S&P shall make such a rating available, such determination will be made based upon the substantial equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, based upon such available rating. If an alternative nationally recognized securities rating agency or agencies is not available, then for the purposes of such determination, the rating for the shares of Flex MMP and Voting Preferred shall be deemed to be the highest relevant rating last published by Moody's, S&P or any such Substitute Rating Agency.

        6.  Redemption of the Flex MMP.  (a) Optional Redemption.  During the
            --------------------------       -------------------
Initial Rate Period, no Series of Flex MMP may be redeemed as a whole or in part. During any Subsequent Rate Period or Mandatory Redemption Period, except as otherwise specified in the related Notice, at the option of the Corporation, the shares of each Series of Flex MMP may be redeemed (an "Optional
                                                           --------
Redemption"), as a whole or from time to time in part, out of funds legally
- ----------
available therefor under 15 Pa.C.S. Section 1551 or any corresponding superseding provision of law, on the Business Day immediately preceding any Dividend Payment Date in respect of a Subsequent Rate Period or a Mandatory Redemption Period, as the case may be, for the shares of such Series of Flex MMP, upon at least 10 but not more than 45 days' notice pursuant to a Notice of Redemption, at a redemption price per share equal to the sum of $100,000 plus an amount equal to accumulated and unpaid dividends thereon (whether or not earned or declared) to the date that the Corporation pays the full amount payable upon redemption of such shares; provided that such Redemption Date shall be the Dividend Payment Date for such
- --------
Series if the payment on the Business Day immediately preceding such date would reduce the holding period for such Series since the Auction Date preceding such payment below the Minimum Holding Period. Pursuant to such right of Optional Redemption, the Corporation may elect to redeem some or all of the shares of any Series of Flex MMP without redeeming shares of any other Series. In connection with the selection of a Short Dividend Period, a Long Dividend Period or a Mandatory Redemption Period for any Series of Flex MMP, the Corporation may establish, in accordance with Section 3(b)(vii), a redemption price per share of the Series subject to such Short Dividend Period, Long Dividend Period or Mandatory Redemption Period, as the case may be, in excess of the price per share referred to in the preceding sentence and may fix a period of time during which the shares of such Series may not be redeemed at the option of the Corporation.

        (b)  Mandatory Redemption Period.  (i)  The Corporation may at its
             ---------------------------
option select a Mandatory Redemption Period with respect to a particular Series of Flex MMP not less than ten days and not more than 30 days prior to an Auction Date, in accordance with Section 3(b)(vii). The redemption provisions for any Mandatory Redemption Period that the Corporation selects for any Series of Flex MMP in accordance with Section 3(b)(vii) must provide that such Series will be fully redeemed not later than the tenth anniversary of the commencement of the Mandatory Redemption Period.

        (ii) If the Corporation selects a Mandatory Redemption Period (a "Mandatory Redemption Period") for any Series of Flex MMP: (A) mandatory
 ---------------------------
redemption or sinking fund requirements with respect to such Series of Flex MMP shall be provided by the Corporation; (B) the Auction relating thereto will be the final Auction with respect to such Series of Flex MMP; (C) the services of the Auction Agent (except in its capacities as paying agent, registrar and transfer agent) and of the Broker-Dealers with respect to such Series of Flex MMP will end; (D) there will be no requirement that Depositary Shares representing such Series of Flex MMP be redeemed or transferred only in Units;
(E) there will be no adjustment to the dividend rate following the commencement of such Mandatory Redemption Period, whether upon a Failure to Deposit or otherwise; and (F) the Corporation must make available upon request Depositary Receipts representing the Depositary Shares.

        (iii) In its Notice of Mandatory Redemption Period, the Corporation will specify (A) that Depositary Receipts representing Depositary Shares will be made available upon request, (B) that the Depositary Shares will not be required to be held or transferred in Units, (C) the optional redemption and sinking fund provisions relating to the Mandatory Redemption Period and (D) the length of the Mandatory Redemption Period, which may not exceed ten years. The Corporation may change the optional redemption and sinking fund provisions and the length of such Mandatory Redemption Period upon prior written notice to the Auction Agent and the Securities Depository not later than 10:00 a.m., New York City time, on the related Auction Date. If the Corporation fails to provide notice of optional redemption and sinking fund provisions and length of the Mandatory Redemption Period, as described in clauses (C) and (D) of the second preceding sentence, the length of such Mandatory Redemption Period will be six years, the Series of Flex MMP will be redeemable in whole or in part at the option of the Corporation on any date during the Mandatory Redemption Period and the Corporation will be required to redeem the Series of Flex MMP in equal installments on the fourth, fifth and sixth anniversaries of the commencement of such Mandatory Redemption Period.

        (iv) In connection with the selection of a Mandatory Redemption Period, the Corporation may also specify any additional terms upon, and additional times at which, the shares of Flex MMP will be subject to mandatory redemption or sinking fund requirements; provided, however, that the redemption price will not
                           --------  -------
be less than $100,000 per share of Flex MMP, plus the amount of any dividends accumulated and unpaid thereon to the date of redemption (whether or not earned or declared). Such mandatory redemption or sinking fund requirements will become effective in the same manner as the optional redemption provisions described in Section 6(a) above. During any Mandatory Redemption Period, the Corporation will not be permitted to commence mandatory redemption of shares of Flex MMP prior to the third anniversary of the commencement of such Mandatory Redemption Period, any such mandatory redemptions may not cause the Mandatory Redemption Period to have a weighted average life of less than five years and the Flex MMP may be fully redeemed pursuant to such mandatory redemption requirements not earlier than the fifth anniversary of the commencement of the Mandatory Redemption Period, unless, in each case, the Corporation obtains an opinion of counsel to the effect that mandatory redemption having such terms will not adversely affect the tax treatment of the Flex MMP.

        (v) If the Corporation specifies such mandatory redemption or sinking fund requirements, then the Corporation will redeem, out of funds legally available therefor under 15 Pa.C.S. Section 1551 or any corresponding or superseding provision of law, the number of shares so specified, on the dates and at the prices so specified. If the required number of shares is not redeemed on any date on which such a redemption is required, the unsatisfied mandatory redemption or sinking fund requirement will be cumulative until discharged. In addition, if so provided in the Notice of Mandatory Redemption Period, the Corporation will have the right (which will be noncumulative unless otherwise specified in such notice) to redeem through the mandatory redemption or sinking fund requirement such additional number or percentage of shares as may be specified in such notice on the same terms and dates applicable to the mandatory redemption or sinking fund requirement. The Corporation may apply as credit against the number of shares of Flex MMP required to be redeemed pursuant to the mandatory redemption or sinking fund requirements shares of Flex MMP that have been purchased, redeemed (other than pursuant to the operation of the mandatory redemption or sinking fund requirements) or otherwise acquired for value by the Corporation and that have not previously been used for any such credit. Unless the Corporation has satisfied its mandatory redemption or sinking fund requirements with respect to a Series of Flex MMP in connection with its selection of a Mandatory Redemption Period, (i) no dividends may be declared or paid on any Common Shares or any other Junior Capital Stock and (ii) no shares of any other Parity Preferred may be redeemed, purchased or otherwise acquired for value, nor may monies be paid or set aside for a sinking fund for the redemption, purchase or other acquisition thereof, except as otherwise provided in Section 6(c) below.

        (c) Notwithstanding the foregoing Section 6(a) and 6(b), if any dividends, including accumulations in the case of shares of any Series of Flex MMP or any Series of cumulative Parity Preferred, on shares of any Series of Flex MMP or Parity Preferred are in arrears, or if the Corporation has not satisfied its mandatory redemption or sinking fund requirements with respect to a Series of Flex MMP with a Mandatory Redemption Period, no shares of such Series of Flex MMP, any other Series of Flex MMP or any Series of Parity Preferred shall be redeemed as a whole or in part unless all outstanding shares of each Series of Flex MMP and all shares of Parity Preferred are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire any shares of Flex MMP or any shares of Parity Preferred otherwise than pursuant to an exchange offer made on the same terms to all holders of a Series of Flex MMP or Parity Preferred, provided, however, that the Corporation may (i) redeem shares
                  --------  -------
of MAPS in whole
or in part if such redemption is required pursuant to Section 6(b) of Part B,
(ii) redeem shares of Flex MMP as required during a Mandatory Redemption Period, or (iii) redeem any other shares of Parity Preferred as required by any similar provisions.

        (d)  Redemption Procedures.  (i)  If any shares of Flex MMP are to be
             ---------------------
redeemed, the Auction Agent will, at the direction of the Corporation, cause to be sent, by first-class or air mail, postage prepaid, telex or facsimile, a notice (the "Notice of Redemption") to each holder of record of Depositary
             --------------------
Shares representing the Flex MMP to be redeemed. Such Notice of Redemption shall be sent not fewer than ten nor more than 45 days prior to the Redemption Date. Each Notice of Redemption will state (A) the Redemption Date, (B) the redemption price for each share of each Series and (C) the number of Depositary Shares representing the shares of Flex MMP and the Series thereof to be redeemed. Each Notice of Redemption shall also be published, concurrently with the delivery thereof, in The Wall Street Journal.
                         -----------------------

        (ii) No defect in the Notice of Redemption or in the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. A Notice of Redemption will be deemed given on the day that it is mailed in accordance with the foregoing description.

        (iii) So long as the Securities Depository's nominee is the record holder of Depositary Shares, the Auction Agent will give notice to the Depositary and the Securities Depository, and the Securities Depository will determine the number of Depositary Shares representing shares of each such Series to be redeemed from the account of the Agent Members of each Beneficial Holder. Agent Members in turn may determine to redeem Depositary Shares from some Persons listed on their records as Beneficial Owners (which may include an Agent Member holding shares for its own account) without redeeming shares from the accounts of other Persons listed on their records as Beneficial Owners. Any such redemption will be made in accordance with applicable securities laws and rules. If the Securities Depositary's nominee is not the holder of all the Depositary Shares representing shares of Flex MMP of the Series to be redeemed, the particular Depositary Shares of the Series of Flex MMP to be redeemed shall be selected by the Corporation or the Auction Agent, as the case may be, by lot or by such other method as such Person shall deem fair and equitable.

        (iv) Upon any Redemption Date (unless a failure to Deposit occurs), all rights of the Holders of Flex MMP of the Series called for redemption will cease and terminate, except the right of such Holders to receive the amounts payable in respect of such redemption therefor, but without interest, and such shares of Flex MMP will be deemed no longer outstanding.

        7.  Auction Agent.  The Corporation shall use its best efforts to
            -------------
maintain, pursuant to a written agreement (the "Auction Agreement"), an Auction Agent with respect to the Series 1 Flex MMP, Series 2 Flex MMP, and Series 3 Flex MMP to act in accordance with the provisions set forth in this Part C with respect to each such Series.

        8.  Exclusive Remedy.  In the event that dividends are not timely
            ----------------
declared on the shares of Flex MMP, the exclusive remedy of Holders against the Corporation shall be as set forth in this Part C and in no event shall Holders of such shares have any right to maintain a suit or proceeding against the Corporation in respect of such dividends or damages for the failure to receive the same or resulting from such noncompliance.

        9.  Auction Procedures.  (a)  Certain Definitions.  Capitalized terms
            ------------------        -------------------
not defined in this Section 9 shall have the respective meanings specified in Sections 1 through 8 above of this Part C. As used in this Section 9, the following terms shall have the following meanings, unless the context otherwise requires:

                        (i)  "Agent Member" means the member of the Securities
                              ------------
               Depository that will act on behalf of an Existing Holder, a Beneficial Owner, a Potential Holder or a Potential Beneficial Owner.

                       (ii)  "Available Depositary Shares" has the meaning set
                              ---------------------------
               forth in subsection (d)(i) below.

                      (iii)  "Beneficial Owner" means a customer of a
                              ----------------
               Broker-Dealer who is listed on the records of such Broker-Dealer (or, if applicable, the Auction Agent) as a holder of Depositary Shares.

                       (iv)  "Bid" has the meaning set forth in subsection
                              ---
               (b)(i) below.

                      (v)  "Bidder" has the meaning set forth in subsection
                            ------
               (b)(i) below.

                     (vi)  "Broker-Dealer" means any broker-dealer, or other
                            -------------
               entity permitted by law to perform the functions required of a Broker-Dealer in these Auction Procedures, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

                    (vii)  "Broker-Dealer Agreement" means an agreement
                            -----------------------
               between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in these Auction Procedures.

                   (viii)  "Existing Holder" means a Broker-Dealer (or any
                            ---------------
               other person as may be permitted by the Corporation with the consent of the Broker-Dealers and subject to execution by such person of a purchaser's letter satisfactory in form and substance to the Corporation and the Broker-Dealers) that is listed on the records of the Auction Agent as a holder of Depositary Shares.

                     (ix)  "Hold Order" has the meaning set forth in
                            ----------
               subsection (b)(i) below.

                      (x)  "Order" has the meaning set forth in subsection
                            -----
               (b)(i) below.

                      (xi) "Potential Beneficial Owner" means a customer of a
                            --------------------------
               Broker-Dealer that is not a Beneficial Owner of Depositary Shares but wishes to purchase Depositary Shares or that is a Beneficial Owner of Depositary Shares that wishes to purchase additional Depositary Shares.

                    (xii)  "Potential Holder" means a Broker-Dealer (or any
                            ----------------
               such other person as may be permitted by the Corporation with the consent of the Broker-Dealers and subject to execution by such person of a purchaser's letter satisfactory in form and substance to the Corporation and the Broker-Dealers) that is not an Existing Holder of Depositary Shares or that is an Existing Holder of Depositary Shares that wishes to become an Existing Holder of additional Depositary Shares.

                   (xiii)  "Sell Order" has the meaning set forth in
                            ----------
               subsection (b)(i) below.

                    (xiv)  "Submission Deadline" means 1:00 p.m., New York
                            -------------------
               City time, on any Auction Date or such other time on any Auction Date as may be specified from time to time by the

               Auction Agent as the time prior to which each Broker-Dealer must submit to the Auction Agent in writing all orders obtained by it for the Auction to be conducted on such Auction Date.

                       (xv)  "Submitted Bid" has the meaning set forth in
                              -------------
               subsection (c)(i) below.

                      (xvi)  "Submitted Hold Order" has the meaning set forth
                              --------------------
               in subsection (c)(i) below.

                     (xvii)  "Submitted Order" has the meaning set forth in
                              ---------------
               subsection (c)(i) below.

                     (xvii)  "Submitted Sell Order" has the meaning set forth
                              --------------------
               in subsection (c)(i) below.

                      (xix)  "Sufficient Clearing Bids" has the meaning set
                              ------------------------
               forth in subsection (d)(i) below.

                       (xx)  "Winning Bid Rate" has the meaning set forth in
                              ----------------
               subsection (d)(i) below.

                       (b)  Orders by Beneficial Owners and Potential Beneficial
                            ----------------------------------------------------
         Owners.
         ------
                       (i) Prior to the Submission Deadline on each Auction Date for any Series of Depositary Shares representing a particular Series of Flex MMP:

                                 (A)  each Beneficial Owner may submit to a
                         Broker-Dealer information as to:

                                         (1)  the number of Outstanding
                                    Depositary Shares, if any, held by such
                                    Beneficial Owner that such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                                         (2)  the number of Outstanding
                                    Depositary Shares, if any, held by such
                                    Beneficial Owner that such Beneficial Owner
                                    desires to sell, provided that the
                                                     --------
                                    Applicable Rate for the next succeeding
                                    Dividend Period is less than the rate per annum specified by such Beneficial Owner; and/or

                                         (3)  the number of Outstanding
                                    Depositary Shares, if any, held by such
                                    Beneficial Owner that such Beneficial Owner desires to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                                 (B)  each Broker-Dealer, using a list of
                         Potential Beneficial Owners that shall be maintained in accordance with the provisions set forth in the Broker-Dealer Agreement for the purpose of conducting a competitive Auction, shall contact both Beneficial Owners and Potential Beneficial Owners, including Beneficial Owners with respect to an offer by any such Beneficial Owner to purchase additional Depositary Shares representing a particular Series of Flex MMP, on such list to notify such Beneficial Owners and Potential Beneficial Owners as to the length of the next Dividend Period and with respect to any Short Dividend Period, Long Dividend Period or Mandatory Redemption Period, the Dividend Payment Date(s) and any dates before which shares of Flex MMP may not be redeemed and any redemption premium applicable in an Optional Redemption, and to determine the number of Outstanding Depositary Shares, if any, with respect to which each such Beneficial Owner and each such Potential Beneficial Owner desires to submit offers to purchase, provided that the Applicable Rate for the
                                   --------
                         next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

                         For the purposes hereof, the communication to a
                    Broker-Dealer of information referred to in clause (A) or
                    (B) of this subsection (b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential
                        -----
                    Beneficial Owner placing an Order with a Broker-Dealer is hereinafter referred to as a "Bidder"; the submission by a
                                                  ------
                    Broker-Dealer of an Order to the Auction Agent shall likewise be referred to herein as an "Order", and an Existing Holder or Potential Holder who places an Order with the Auction Agent or on whose behalf an Order is placed with the Auction Agent shall likewise be referred to herein as a "Bidder"; an Order containing the information referred to in
                     ------
                    clause (A)(1) of this subsection (b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the
                                      ----------
                    information referred to in clause (A)(2) or (B) of this subsection (b)(i) is hereinafter referred to as a "Bid"; and
                                                                       ---
                    an Order
     containing the information referred to in clause (A)(3) of this subsection (b)(i) is hereinafter referred to as a "Sell Order."
                                                        ----------

             (ii) (A) A Bid by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                         (1) the number of Outstanding Depositary Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

                         (2) such number or a lesser number of Outstanding Depositary Shares to be determined as set forth in subsections (e)(i)(D) and (e)(iii) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                         (3) the number of Outstanding Depositary Shares specified in such Bid if the rate specified therein shall be higher than the Maximum Applicable Rate for Depositary Shares or such number or a lesser number of Outstanding Depositary Shares to be determined as set forth in subsections (e)(ii)(C) and (e)(iii) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                  (B) A Sell Order by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                         (1) the number of Outstanding Depositary Shares specified in such Sell Order; or

                         (2) such number or a lesser number of Outstanding Depositary Shares to be determined as set forth in subsections (e)(i)(C) and (e)(iii) if Sufficient Clearing Bids do not exist.

                  (C) A Bid by a Potential Beneficial Owner or a Potential Holder shall constitute an irrevocable offer to purchase:

                         (1) the number of Outstanding Depositary Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                         (2) such number or a lesser number of Outstanding Depositary Shares to be determined as set forth in subsections (e)(i)(E) and (e)(iv) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

                    (c)  Submission of Orders by Broker-Dealers to Auction
                         -------------------------------------------------
               Agent.
               -----
                    (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date for any Series of Depositary Shares representing a particular Series of Flex MMP all Orders obtained by such Broker-Dealer, designating itself as the Existing Holder in respect of Depositary Shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of Depositary Shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

                    (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);

                    (B) the aggregate number of Outstanding Depositary Shares that are the subject of such Order;

                    (C)      to the extent that such Bidder is an Existing
               Holder:

                         (1)  the number of Outstanding Depositary
                    Shares, if any, subject to any Hold Order placed by such Existing Holder;

                         (2) the number of Outstanding Depositary Shares, if any, subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                         (3) the number of Outstanding Depositary Shares, if any, subject to any Sell Order placed by such Existing Holder; and

                    (D) to the extent such Bidder is a Potential Holder, the rate per annum and the number of Depositary Shares specified in such Potential Holder's Bid.

               (Each "Hold Order," "Bid" or "Sell Order" as submitted or deemed submitted by a Broker-Dealer is hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell
                --------------------      -------------        --------------
          Order," as the case may be, or as a "Submitted Order.")
          ----                                 ---------------

               (ii) If any rate per annum specified in any Submitted Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

              (iii) If one or more Orders covering in the aggregate all of the Outstanding Depositary Shares held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact such Existing Holder or to submit such Existing Holder's Order or Orders), such Existing Holder shall be deemed to have submitted a Hold Order covering the number of Outstanding Depositary Shares held by such Existing Holder that are not subject to Orders submitted to the Auction Agent, except as provided in the next succeeding paragraph.

               (iv) A Submitted Order or Submitted Orders of an Existing Holder that cover in the aggregate more than the number of Outstanding Depositary Shares held by such Existing Holder will be considered valid in the following order of priority:

                    (A) any Submitted Hold Order of such Existing Holder will be considered valid up to and including the number of Outstanding Depositary Shares held by such Existing Holder, provided that, if there is more than one such Submitted Hold Order and the aggregate number of Depositary Shares subject to such Submitted Hold Orders exceeds the number of Outstanding Depositary Shares held by such Existing Holder, the number of Depositary Shares subject to each of such Submitted Hold Orders will be reduced pro rata so that such Submitted Hold Orders in the aggregate will cover exactly the number of Outstanding Depositary Shares held by such Existing Holder;

                    (B) any Submitted Bids of such Existing Holder will be considered valid (in the ascending order of their respective rates per annum if there is more than one Submitted Bid of such Existing Holder) for the number of Outstanding Depositary Shares held by such Existing Holder equal to the difference between (i) the number of Outstanding Depositary Shares held by such Existing Holder and (ii) the number of Outstanding Depositary Shares subject to any Submitted Hold Order of such Existing Holder referred to in clause (iv)(A) above (and, if more than one Submitted Bid of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of Depositary Shares that can be the subject of valid Submitted Bids of such Existing Holder after application of clause (iv)(A) above and of the foregoing portion of this clause (iv)(B) to any Submitted Bid or Submitted Bids of such Existing Holder specifying a lower rate or rates per annum, the number of Depositary Shares subject to each of such Submitted Bids specifying the same rate per annum will be reduced pro rata so that such Submitted Bids, in the aggregate, cover exactly such remaining number of Outstanding Depositary Shares of such Existing Holder); and

                     (C)  any Submitted Sell Order of an Existing Holder will
               be considered valid up to and including the excess of the number of Outstanding Depositary Shares held by such Existing Holder over the sum of (a) the number of Depositary Shares subject to Submitted Hold Orders by such Existing Holder referred to in clause (iv)(A) above and (b) the number of Depositary Shares subject to valid Submitted Bids by such Existing Holder referred to in clause (iv)(B) above; provided that, if there is more than
                                           --------
               one Submitted Sell Order of such Existing Holder and the number of Depositary Shares subject to such Submitted Sell orders is greater than such excess, the number of Depositary Shares subject to each of such Submitted Sell Orders will be reduced pro rata so that such Submitted Sell Orders, in the aggregate, will cover exactly the number of Depositary Shares equal to such excess.

          The number of Outstanding Depositary Shares, if any, subject to Submitted Bids of such Existing Holder not valid under clause (iv)(B) above shall be treated as the subject of a Submitted Bid by a Potential Holder at the rate per annum specified in such Submitted Bids.

               (v) If there is more than one Submitted Bid by any Potential Holder in any Auction, each such Submitted Bid shall be considered a separate Submitted Bid with respect to the rate per annum and number of Depositary Shares specified therein.

              (vi) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

               (d)  Determination of Sufficient Clearing Bids, Winning Bid
                    ------------------------------------------------------
Rate and Applicable Rate.
- ------------------------

               (i) Not earlier than the Submission Deadline on each Auction Date for any Series of Depositary Shares representing a particular Series of Flex MMP, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers and shall determine:

                    (A) the excess of the total number of Outstanding Depositary Shares over the number of Depositary Shares that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Depositary Shares");
                                               ---------------------------

                    (B) from the Submitted Orders, whether the number of Outstanding Depositary Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum not higher than the Maximum Applicable Rate exceeds or is equal to the sum of:

                         (1) the number of Outstanding Depositary Shares that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                         (2) the number of Outstanding Depositary Shares that are subject to Submitted Sell Orders

               (if such excess or such equality exists (other than because the number of Outstanding Depositary Shares in clauses (1) and (2) above are each zero because all of the Outstanding Depositary Shares are the subject of Submitted Hold Orders), there shall exist

               "Sufficient Clearing Bids" and such Submitted Bids by
               Potential Holders shall be hereinafter referred to collectively as "Sufficient Clearing Bids"); and
                   ------------------------

               (C) if Sufficient Clearing Bids exist, the winning bid rate (the "Winning Bid Rate"), which shall be the lowest rate per annum
                ----------------
          specified in the Submitted Bids that if:

                    (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were accepted, thus entitling such Existing Holders to continue to hold the Depositary Shares that are the subject of such Submitted Bids, and

                    (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling such Potential Holders to purchase the Depositary Shares that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (C)(1) continuing to hold an aggregate number of Outstanding Depositary Shares which, when added to the number of Outstanding Depositary Shares to be purchased by such Potential Holders described in subclause
               (C)(2), would equal or exceed the number of Available Depositary Shares.

          (ii) In connection with any Auction and promptly after the Auction Agent has made the determinations pursuant to subsection (d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

               (A)  if Sufficient Clearing Bids exist, that the Applicable
          Rate for the next succeeding Subsequent Rate Period for all Depositary Shares of such Series shall be equal to the Winning Bid Rate;

               (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Depositary Shares are the subject of Submitted Hold Orders), then the Maximum Applicable Rate shall apply with respect to the next succeeding Auction; or

               (C) if all of the Outstanding Depositary Shares are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Subsequent Rate Period shall be equal to 59% of the Applicable "AA" Composite Commercial Paper Rate, in the case of Flex MMP with a Standard Dividend Period or a Short Dividend Period of 183 days or less, 59% of the Applicable Treasury Index Rate in the case of Flex MMP with a Short Dividend Period of 184 to 364 days, a Long Dividend Period or a Mandatory Redemption Period, in each case in effect on the Auction Date.

        (e)  Acceptance and Rejection of Submitted Bids and Submitted Sell
             -------------------------------------------------------------
Orders and Allocation of Depositary Shares.  Based on the determinations made
- ------------------------------------------
pursuant to subsection (d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

        (i) If Sufficient Clearing Bids have been made, subject to the provisions of subsections (e)(iii) and (e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Depositary Shares that are the subject of such Submitted Sell Order or Submitted Bid;

               (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Depositary Shares that are the subject of such Submitted Bid;

               (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Outstanding Depositary Shares that are the subject of such Submitted Bid;

               (D)  the Submitted Bid of each of the Existing Holders
          specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Depositary Shares that are the subject of such Submitted Bid, unless the number of Outstanding Depositary Shares subject to all such Submitted Bids shall be greater than the number of Outstanding Depositary Shares ("Remaining
                                                             ---------
          Depositary Shares") equal to the excess of the Available Depositary
          -----------------
          Shares over the number of Outstanding Depositary Shares subject to Submitted Bids described in subsections (e)(i)(B) and (e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be rejected in part, and each such Existing Holder shall be required to sell Outstanding Depositary Shares, but only in an amount equal to the difference between (1) the number of Outstanding Depositary Shares then held by such Existing Holder subject to such Submitted Bid and
          (2) the number of Depositary Shares obtained by multiplying (x) the number of Remaining Depositary Shares by (y) a fraction, the numerator of which shall be the number of Outstanding Depositary Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Depositary Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

               (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding Depositary Shares obtained by multiplying (x) the difference between the Available Depositary Shares and the number of Outstanding Depositary Shares subject to Submitted Bids described in subsections (e)(i)(B), (e)(i)(C) and (e)(i)(D) by (y) a fraction, the numerator of which shall be the number of Outstanding Depositary Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Depositary Shares subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Depositary

     Shares are subject to Submitted Hold Orders), subject to the provisions of subsection (e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids of Potential Holders shall be rejected:

               (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Depositary Shares that are the subject of such Submitted Bid;

               (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Depositary Shares that are the subject of such Submitted Bid; and

               (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Depositary Shares that are the subject of such Submitted Bid, and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Depositary Shares then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Depositary Shares obtained by multiplying (x) the difference between the Available Depositary Shares and the aggregate number of Outstanding Depositary Shares subject to Submitted Bids described in subsections (e)(ii)(A) and
          (e)(ii)(B) by (y) a fraction, the numerator of which shall be the number of Outstanding Depositary Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding Depositary Shares subject to all such Submitted Bids and Submitted Sell Orders.

          (iii)  If, as a result of the procedures described in subsection
     (e)(i) or (e)(ii), any Existing Holder would be entitled or required to sell or any Potential Holder would be entitled or required to purchase, a fraction of a Depositary Share on any Auction Date, or any Existing Holder or Potential Holder would own a fraction of a Unit

     (except with respect to an Auction relating to a Mandatory Redemption Period), the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of Depositary Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that only whole Depositary Shares will be entitled or required to be sold or purchased and, other than with respect to an Auction relating to a Mandatory Redemption Period, so as to result in each Existing Holder or Potential Holder owning whole Units.

          (iv)  If, as a result of the procedures described in subsection
     (e)(i), any Potential Holder would be entitled or required to purchase less than a whole Depositary Share on any Auction Date, or any Potential Holder would own a fraction of a Unit (except with respect to an Auction relating to a Mandatory Redemption Period), the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Depositary Shares for purchase among Potential Holders so that only whole Depositary Shares and, other than with respect to an Auction relating to a Mandatory Redemption Period, whole Units, are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Depositary Shares on such Auction Date.

          (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding Depositary Shares to be purchased and the aggregate number of Outstanding Depositary Shares to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding Depositary Shares to be purchased and such aggregate number of Outstanding Depositary Shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Depositary Shares.

        (f)  Miscellaneous.  Except during a Mandatory Redemption Period, an
             -------------
Existing Holder or Beneficial Owner (A) may sell, transfer or otherwise dispose of Depositary Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 9 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such
- --------
Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (B) unless otherwise required by law, shall have the beneficial ownership of the Depositary Shares held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn shall maintain records of such Existing Holder's beneficial ownership. The Corporation and its Affiliates shall not submit any Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds Depositary Shares for its own account, it must submit a Sell Order in the next Auction with respect to such Depositary Shares. All of the Outstanding Depositary Shares of each Series shall be represented by a single certificate for each Series registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, Depositary Shares shall be registered in the register of the Corporation in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive a certificate therefor and be required to deliver a certificate therefor upon transfer or exchange thereof.

        Except as provided in the next sentence, Depositary Shares must be held or transferred, and all Bid, Sell or Hold Orders in an Auction must be placed, only in whole Units (consisting of 1,000 Depositary Shares). During a Mandatory Redemption Period, Depositary Shares will not be required to be held or transferred in Units and in an Auction relating to a Mandatory Redemption Period, Bid, Sell or Hold Orders will not be required to be placed in Units.

        10.  Additional Terms.  (a)  The Board of Directors may interpret the
             ----------------
provisions of this Part C to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Holders of Flex MMP or Existing Holders of Depositary Shares.

        (b) The headings of the various subdivisions of this Part C are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.